UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2015

POZEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31719	62-1657552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Raleigh Road, Suite 400 Chapel Hill, North Carolina	27517
(Address of Principal Executive Offices)	(Zip Code)

(919) 913-1030
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events

On May 21, 2015, The Coalition for Affordable Drugs VII LLC (“CFAD”) filed a Petition for Inter Partes Review (“IPR”) of POZEN Inc.’s ("POZEN") U.S. Patent No. 6,926,907 (the “’907 patent”) with the Patent Trials and Appeals Board (“PTAB”) of the U.S. Patent and Trademark Office. If CFAD's petition is accepted by the PTAB, POZEN will have three months to file an optional Preliminary Response. Upon receipt of any Preliminary Response, the PTAB has another three months in which to institute or deny the IPR proceeding. If the PTAB decides to institute the IPR proceeding, CFAD will have the opportunity to challenge the validity of the ’907 patent in whole or in part before the PTAB via a patent validity trial. The ’907 patent is also the subject of previously disclosed lawsuits filed by POZEN and Horizon Pharma Inc. (Horizon) currently pending against several generic companies in the United States District Court for the District of New Jersey. The lawsuit is based on infringement of the ’907 patent, along with other asserted patents, by submission of the defendants’ respective abbreviated new drug applications for generic versions of VIMOVO®. A U.S. patent is presumed valid unless and until the PTAB or court makes an invalidity determination. POZEN and Horizon intend to defend the validity of the ’907 patent in both the IPR and district court settings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POZEN Inc.

By:	/s/ William L. Hodges
Name:	William L. Hodges
Title:	Chief Financial Officer

Date:  May 22, 2015

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